UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

Universal Logistics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	0-51142	38-3640097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12755 E. Nine Mile Road
Warren, Michigan		48089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 586 920-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

UDOT CTL-Funding, LLC (the “Borrower”), a single purpose entity and subsidiary of Universal Logistics Holdings, Inc. (“Universal”), completed a credit tenant lease financing transaction on October 22, 2025. Specifically, the Borrower issued a senior secured promissory note (the “Note”) in the principal amount of approximately $195.9 million to Wilmington Trust, National Association, as trustee of the Ford (Stanton, TN) Lease-Backed Pass-Through Trust (the “Trustee”), under a note purchase agreement dated October 22, 2025 (the “NPA”). The Note bears interest at a fixed rate of 6.84% per annum and requires monthly payments of principal and interest, with the full balance due at maturity on November 15, 2034.

The Note is secured by a leasehold deed of trust, security agreement, fixture filing, and assignment of leases and rents encumbering the Borrower’s subleasehold interest in the financed property under a composite sublease agreement with an investment-grade credit tenant. The composite sublease agreement has been collaterally assigned to the Trustee pursuant to the financing structure. The deed of trust and related security documents contain customary covenants, representations, warranties, and events of default for transactions of this nature.

Under the terms of the financing, the Borrower’s debt-service obligations under the Note are intended to be funded from rent payments made by the credit tenant under the composite sublease agreement. If the credit tenant exercises its option to prepay all rent due under the composite sublease agreement, the Borrower or Universal is required to prepay the shortfall between the credit tenant’s prepayment amount and the outstanding principal balance on the Note, along with interest and a premium equal to a customary make–whole amount. The Note may otherwise be prepaid only in accordance with customary prepayment and yield-maintenance provisions.

In connection with the financing, Universal executed an indemnity and guaranty agreement (the “Limited Guaranty”) in favor of the Trustee, pursuant to which Universal agreed to provide customary non-recourse carve-out and indemnity obligations relating to certain actions of the borrower and its affiliates. The Limited Guaranty is limited to specific enumerated obligations, including payment of the shortfall and make-whole amounts that are due upon occurrence of the credit tenant’s prepayment of rent under the composite sublease agreement, acts of bad faith, misapplication of rents, and environmental matters. Universal and the Borrower also executed a hazardous material indemnity agreement (the “Environmental Indemnity”) in favor of the Trustee, under which Universal and the Borrower agreed to indemnify the Trustee for certain environmental liabilities relating to the secured property. The Borrower’s obligations under the Note are non-recourse to the Borrower, Universal and its affiliates, except for the obligations under the Limited Guaranty and Environmental Indemnity. If the credit tenant fails to pay rent under the composite sublease agreement, neither the Borrower nor Universal is obligated to advance funds or otherwise cure such non-payment, and the Note holder’s sole recourse is to the collateral securing the Note.

The foregoing summaries of the NPA, Note, Limited Guaranty and Environmental Indemnity do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, copies of which are attached as Exhibit 10.1 to through 10.4 and incorporated by reference in this Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2025, Universal’s board of directors appointed one of its members, Marcus D. Hudson, as a member of its audit committee, effective immediately.

Mr. Hudson qualifies as an “independent director” under the applicable listing standards of The Nasdaq Stock Market and the independence requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board of Directors has also determined that Mr. Hudson satisfies the financial sophistication and audit committee financial expert requirements of the Nasdaq listing rules and Item 407(d)(5)(ii) of Regulation S-K.

There are no arrangements or understandings between Mr. Hudson and any other person pursuant to which he was selected as a committee member. Mr. Hudson has no family relationships with any director or executive officer of the Company and has not been a participant in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hudson will receive the standard compensation provided to non-employee directors of the Company for service on the board of directors and audit committee, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

10.1	Note Purchase Agreement dated October 22, 2025 between UDOT CTL-Funding, LLC and Wilmington Trust, National Association, as Trustee of the Ford (Stanton, TN) Lease-Backed Pass-Through Trust
10.2	Promissory Note dated October 22, 2025 of UDOT-CTL-Fund, LLC
10.3

Indemnity and Guaranty Agreement dated October 22, 2025 by Universal Logistics Holdings, Inc. and UDOT-CTL-Fund, LLC for Wilmington Trust, National Association, as Trustee of the Ford (Stanton, TN) Lease-Backed Pass-Through Trust

10.4

Hazardous Material Indemnity Agreement dated October 22, 2025 by Universal Logistics Holdings, Inc. and UDOT-CTL-Fund, LLC for Wilmington Trust, National Association, as Trustee of the Ford (Stanton, TN) Lease-Backed Pass-Through Trust

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date:	October 27, 2025	By:	/s/ Steven Fitzpatrick
Steven Fitzpatrick Secretary